NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE     CONTACT:    Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. Berkley Corporation Reports First Quarter Results
Net Income Increased 50.4% to $442 Million and Operating Income Increased 53.4% to a Record $423 Million; Return on Equity of 23.7% and Operating Return on Equity of 22.7%

Greenwich, CT, April 23, 2024 - W. R. Berkley Corporation (NYSE: WRB) today reported its first quarter 2024 results.
Summary Financial Data
(Amounts in thousands, except per share data)

	First Quarter
	2024	2023

Gross premiums written	$3,362,755	$3,049,317
Net premiums written	2,851,291	2,574,824

Net income to common stockholders	442,471	294,126
Net income per diluted share	1.64	1.06

Operating income (1)	423,324	275,966
Operating income per diluted share	1.56	1.00

Return on equity (2)	23.7%	17.4%
Operating return on equity (1) (2)	22.7%	16.4%

(1)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains and related expenses.
(2)Return on equity and operating return on equity represent net income and operating income, respectively, expressed on an annualized basis as a percentage of beginning of year common stockholders’ equity.

W. R. Berkley Corporation        2

First quarter highlights included:
•Return on equity and operating return on equity of 23.7% and 22.7%, respectively.
•Net investment income grew 43.2% to a record $319.8 million.
•Record net premiums written grew 10.7% to $2.9 billion.
•The current accident year combined ratio before catastrophe losses of 1.1 loss ratio points was 87.7%.
•The reported combined ratio was 88.8%, including current accident year catastrophe losses of $30.5 million.
•Pre-tax underwriting income grew 31.8% to $309.0 million.
•Average rate increases excluding workers' compensation were approximately 7.8%.
•Operating cash flow increased 67.6% to $746.2 million.

The Company commented:
The Company continued to have very strong results in the first quarter 2024, with a 23.7% annualized return on beginning of year common stockholders’ equity.
Growth in first quarter net premiums written accelerated year over year to 10.7%, as market conditions remained favorable in many areas of our business. Our combined ratio was 88.8% even as we continued our prudent view of loss trends. Our flexibility to expand or contract each of our businesses according to specific market conditions continues to be a competitive advantage.
Net investment income increased 43.2% over the prior year first quarter, despite challenges during this quarter with our investment funds. Our total-return investment strategy seeks to maximize risk-adjusted returns over the long-term across all market cycles and economic environments. New money rates remain higher than our book yield, which along with extremely strong operating cash flow, positions us well for future investment income growth.
Our results demonstrate how our persistent focus on risk-adjusted return in all aspects of our business allows us to successfully navigate risks and embrace opportunities. We remain confident that we will continue to deliver outstanding value to shareholders in 2024 and beyond.

W. R. Berkley Corporation        3
Webcast Conference Call
    The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on April 23, 2024, at 9:00 a.m. eastern time. The conference call will be webcast live on the Company's website at https://ir.berkley.com/events-and-presentations/default.aspx. Please log on early to register. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call. Additional financial information can be found on the Company's website at https://ir.berkley.com/investor-relations/financial-information/quarterly-results/default.aspx.
About W. R. Berkley Corporation
    Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance & Monoline Excess.

W. R. Berkley Corporation        4
Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2024 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts, including claims for cyber security-related risks; natural and man-made catastrophic losses, including as a result of terrorist activities; the ongoing effects of the COVID-19 pandemic, or other epidemics and pandemics; the impact of climate change, which may alter the frequency and increase the severity of catastrophe events; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response to such conditions, on our results and financial condition; foreign currency and political risks relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2019; the ability or willingness of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; cyber security breaches of our information technology systems and the information technology systems of our vendors and other third parties, or related processes and systems; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2024 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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W. R. Berkley Corporation        5
Consolidated Financial Summary
(Amounts in thousands, except per share data)

	First Quarter
	2024	2023
Revenues:
Net premiums written	$2,851,291	$2,574,824
Change in unearned premiums	(86,944)	(83,392)
Net premiums earned	2,764,347	2,491,432
Net investment income	319,839	223,398
Net investment gains:
Net realized and unrealized gains on investments	11,503	22,611
Change in allowance for credit losses on investments	14,277	399
Net investment gains	25,780	23,010
Revenues from non-insurance businesses	120,992	124,200
Insurance service fees	25,319	32,857
Other Income	496	107
Total Revenues	3,256,773	2,895,004
Expenses:
Loss and loss expenses	1,663,778	1,538,755
Other operating costs and expenses	868,589	825,575
Expenses from non-insurance businesses	118,607	122,767
Interest expense	31,728	31,836
Total expenses	2,682,702	2,518,933
Income before income tax	574,071	376,071
Income tax expense	(132,036)	(80,342)
Net Income before noncontrolling interests	442,035	295,729
Noncontrolling interest	436	(1,603)
Net income to common stockholders	$442,471	$294,126

Net income per share:
Basic	$1.65	$1.07
Diluted	$1.64	$1.06

Average shares outstanding (1):
Basic	268,211	274,977
Diluted	270,505	277,339

(1)Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

W. R. Berkley Corporation        6
Business Segment Operating Results
(Amounts in thousands, except ratios) (1) (2)

	First Quarter
	2024	2023
Insurance:
Gross premiums written	$2,921,050	$2,626,346
Net premiums written	2,445,715	2,185,421
Net premiums earned	2,398,768	2,142,924
Pre-tax income	478,149	352,626
Loss ratio	61.8%	62.6%
Expense ratio	28.4%	28.6%
GAAP Combined ratio	90.2%	91.2%

Reinsurance & Monoline Excess:
Gross premiums written	$441,705	$422,971
Net premiums written	405,576	389,403
Net premiums earned	365,579	348,508
Pre-tax income	127,624	101,285
Loss ratio	49.8%	56.4%
Expense ratio	29.8%	30.2%
GAAP Combined ratio	79.6%	86.6%

Corporate and Eliminations:
Net investment gains	$25,780	$23,010
Interest expense	(31,728)	(31,836)
Other expenses	(25,754)	(69,014)
Pre-tax loss	(31,702)	(77,840)

Consolidated:
Gross premiums written	$3,362,755	$3,049,317
Net premiums written	2,851,291	2,574,824
Net premiums earned	2,764,347	2,491,432
Pre-tax income	574,071	376,071
Loss ratio	60.2%	61.8%
Expense ratio	28.6%	28.8%
GAAP Combined ratio	88.8%	90.6%

(1)Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.
(2)Commencing with the first quarter of 2024, the Company reclassified a program management business from the Insurance segment to the Reinsurance & Monoline Excess segment. The reclassified business is a program management business offering support on a nationwide basis for commercial casualty and property program administrators. Reclassifications have been made to the Company's 2023 financial information to conform with this presentation.

W. R. Berkley Corporation        7
Supplemental Information
(Amounts in thousands)

	First Quarter
	2024	2023
Net premiums written:
Other liability	$1,015,614	$901,293
Short-tail lines (1)	532,341	426,654
Auto	348,582	293,857
Workers' compensation	304,632	309,984
Professional liability	244,546	253,633
Total Insurance	2,445,715	2,185,421
Casualty (2)	190,019	211,291
Monoline excess	116,895	104,518
Property (2)	98,662	73,594
Total Reinsurance & Monoline Excess	405,576	389,403
Total	$2,851,291	$2,574,824

Current accident year losses from catastrophes:
Insurance	$27,451	$45,242
Reinsurance & Monoline Excess	3,055	2,627
Total	$30,506	$47,869

Net Investment income:
Core portfolio (3)	$331,177	$202,962
Investment funds	(29,349)	2,180
Arbitrage trading account	18,011	18,256
Total	$319,839	$223,398

Net realized and unrealized gains (losses) on investments:
Net realized losses on investments	$(14,308)	$(20,793)
Change in unrealized gains on equity securities	25,811	43,404
Total	$11,503	$22,611

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$791,532	$718,276
Insurance service expenses	21,439	25,180
Net foreign currency (gains) losses	(13,177)	9,495
Other costs and expenses	68,795	72,624
Total	$868,589	$825,575

Cash flow from operations	$746,235	$445,323

Reconciliation of net income to operating income:
Net income	$442,471	$294,126
Pre-tax investment gains, net of related expenses	(25,780)	(23,010)
Income tax expense	6,633	4,850
Operating income after-tax (4)	$423,324	$275,966

(1)Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery, high net worth homeowners and other lines.
(2)Includes reinsurance casualty and property and certain program management business.
(3)Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(4)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses). Net investment gains (losses) are computed net of related expenses, including performance-based compensatory costs associated with realized investment gains. Management believes this measurement provides a useful indicator of trends in the Company’s underlying operations.

W. R. Berkley Corporation        8
Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	March 31, 2024	December 31, 2023

Net invested assets (1)	$27,583,673	$26,973,703
Total assets	37,851,072	37,111,830
Reserves for losses and loss expenses	19,099,628	18,739,652
Senior notes and other debt	1,827,997	1,827,951
Subordinated debentures	1,009,269	1,009,090
Common stockholders' equity (2)	7,784,832	7,455,431
Common stock outstanding (3)	256,549	256,545
Book value per share (4)	30.34	29.06
Tangible book value per share (4)	29.38	28.08

(1)Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.
(2)As of March 31, 2024, reflected in common stockholders' equity are after-tax unrealized investment losses of $657 million and unrealized currency translation losses of $367 million. As of December 31, 2023, reflected in common stockholders' equity are after-tax unrealized investment losses of $586 million and unrealized currency translation losses of $340 million.
(3)During the three months ended March 31, 2024, the Company did not repurchase any shares of its common stock. The number of shares of common stock outstanding excludes shares held in a grantor trust.
(4)Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

W. R. Berkley Corporation        9
Investment Portfolio
March 31, 2024
(Amounts in thousands, except percentages)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$1,829,552	6.6%
State and municipal:
Special revenue	1,546,112	5.6%
State general obligation	430,544	1.6%
Local general obligation	382,778	1.4%
Corporate backed	155,519	0.6%
Pre-refunded	89,053	0.3%
Total state and municipal	2,604,006	9.5%
Mortgage-backed securities:
Agency	1,612,183	5.8%
Commercial	609,880	2.2%
Residential - Prime	185,957	0.7%
Residential - Alt A	2,760	0.0%
Total mortgage-backed securities	2,410,780	8.7%
Asset-backed securities	4,239,561	15.4%
Corporate:
Industrial	3,734,275	13.5%
Financial	3,113,296	11.3%
Utilities	729,662	2.6%
Other	585,470	2.1%
Total corporate	8,162,703	29.5%
Foreign government	1,718,252	6.2%
Total fixed maturity securities (1)	20,964,854	75.9%
Equity securities available for sale:
Common stocks	846,669	3.1%
Preferred stocks	331,379	1.2%
Total equity securities available for sale	1,178,048	4.3%
Investment funds	1,555,818	5.6%
Real estate	1,273,063	4.6%
Cash and cash equivalents (2)	1,237,005	4.5%
Arbitrage trading account	1,146,119	4.2%
Loans receivable	228,766	0.9%
Net invested assets	$27,583,673	100.0%

(1)Total fixed maturity securities had an average rating of AA- and an average duration of 2.5 years, including cash and cash equivalents.
(2)Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.